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                                                                    EXHIBIT 99.1


















                      UNIVERSAL COMPRESSION HOLDINGS, INC.

                        NON-QUALIFIED STOCK PURCHASE PLAN

















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                                TABLE OF CONTENTS

                                                                                    Page
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
Section 1.         Purpose.............................................................1

Section 2.         Definitions.........................................................1
          2.1.     Account.............................................................1
          2.2.     Beneficiary.........................................................1
          2.3.     Board...............................................................1
          2.4.     Buyback Agreement...................................................1
          2.5.     Committee...........................................................1
          2.6.     Common Stock........................................................1
          2.7.     Company.............................................................2
          2.8.     Eligible Employee...................................................2
          2.9.     Eligible Director...................................................2
          2.10.    Participant.........................................................2
          2.11.    Participating Employer..............................................2
          2.12.    Plan................................................................2
          2.13.    Plan Administrator..................................................2
          2.14.    Preferred Stock.....................................................2
          2.15.    Purchase Date.......................................................3
          2.16.    Purchase Notice.....................................................3
          2.17.    Purchase Period.....................................................3
          2.18.    Purchase Price......................................................3
          2.19.    Stock...............................................................3
          2.20.    Stockholders Agreement..............................................3
          2.21.    Voting Trust Agreement..............................................3
          2.22.    Voting Trust Certificate............................................3

Section 3.         Effective Date......................................................4

Section 4.         Stock Offerings.....................................................4

Section 5.         Administration......................................................4

Section 6.         Participation.......................................................4

Section 7.         Level of Purchases Under Plan.......................................5
          7.1.     General Rule........................................................5
          7.2.     Special Stock Purchase Requirements.................................5
          7.3.     Available Shares of Stock...........................................5


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

Section 8.         Payment.............................................................6
          8.1      Payment.............................................................6
          8.2      Account Credits and General Assets..................................6
          8.3      Automatic Refunds...................................................6
          8.4      Refunds on Purchase Notice Revocation...............................7

Section 9.         Delivery of Stock Certificates or Voting Trust Certificates.........7

Section 10.        Designation of Beneficiary..........................................8

Section 11.        Transferability.....................................................8

Section 12.        Securities Registration.............................................8

Section 13.        Amendment or Termination............................................8

Section 14.        Notices.............................................................9

Section 15.        Employment..........................................................9

Section 16.        Headings, References and Construction..............................10



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                      UNIVERSAL COMPRESSION HOLDINGS, INC.

                        NON-QUALIFIED STOCK PURCHASE PLAN


Section 1.        PURPOSE.

                  The primary purpose of this Plan is to encourage Stock ownership by each Eligible Director and each Eligible Employee in the belief that such ownership will increase his or her interest in the success of the Company and will provide an additional incentive for him or her to remain in the employ of the Company or another Participating Employer.

Section 2.        DEFINITIONS.

                  Each term set forth in this Section 2 shall have the meaning set forth below and any reference to the plural of a defined term shall include the singular.

                  2.1. The term Account means the separate bookkeeping account that shall be established and maintained by the Plan Administrator for each Participant to record the payments made by him or her or on his or her behalf to purchase Stock under this Plan.

                  2.2. The term Beneficiary means the person designated as such in accordance with Section 10.

                  2.3. The term Board means the Board of Directors of the Company.

                  2.4. The term Buyback Agreement means the agreement between the Company and each Participant by which the Company has the right, but not the obligation, to buy back Stock from the Participant in certain circumstances.

                  2.5. The term Committee means the Compensation Committee of the Board.



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                  2.6.     The term Common Stock means the $.01 par value
common stock of the Company.

                  2.7. The term Company means Universal Compression Holdings, Inc., and any successor to the Company.

                  2.8. The term Eligible Employee means each full time employee of the Company or a Participating Employer who has been an employee of the Company or the Participating Employee at least one month. An Employee's continuous employment by the Company or by a Participating Employer shall not be treated as interrupted by a transfer directly between the Company and any Participating Employer or between one Participating Employer and another Participating Employer.

                  2.9. The term Eligible Director shall mean a person (other than an officer or employee of the Company or a Participating Employer) who has been a member of the Board for at least one month.

                  2.10. The term Participant means for each Purchase Period an Eligible Employee or Eligible Director who has elected to buy Stock in such Purchase Period.

                  2.11. The term Participating Employer means the Company, Universal Compression, Inc., and any organization owned in whole or in part, directly or indirectly by the Company which is designated as eligible to participate in this Plan by the Committee or Board.

                  2.12. The term Plan means this Universal Compression Holdings, Inc. Non-Qualified Stock Purchase Plan, as in effect on the date hereof and as amended from time to time.

                  2.13. The term Plan Administrator shall mean the Company or the Company's designee.

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                  2.14.    The term Preferred Stock means the $.01 par value
Series A Preferred Stock of the Company.

                  2.15. The term Purchase Date means with respect to each Purchase Period the day or days, no sooner than the last day of such Purchase Period, which are set by the Administrator for Closing of the Stock purchases for such Purchase Period. No Purchase Date with respect to the purchase of Stock under this Plan shall be prior to receipt by the Company of complete payment for such Stock.

                  2.16. The term Purchase Notice means the form that an Eligible Director or Eligible Employee shall be required to properly complete and timely file in order to purchase Stock under this Plan.

                  2.17. The term Purchase Period shall mean a period set by the Committee or Board.

                  2.18. The term Purchase Price means for each Purchase Period the price that the Board acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

                  2.19.    The term Stock means Common Stock and Preferred
Stock.

                  2.20. The term Stockholders Agreement means the agreement between the Company and certain of its stockholders including, without limitation, the Participants.

                  2.21. The term Voting Trust Agreement means the agreement between the Company, the Company's stockholders and a voting trustee whereby Stock is deposited with a voting trustee.

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                  2.22.    The term Voting Trust Certificate means certificates
issued pursuant to the Voting Trust Agreement.


Section 3.        EFFECTIVE DATE.

                  The effective date of this Plan shall be February 19, 1999.

Section 4.        STOCK OFFERINGS.

                  Eligible Directors and Eligible Employees shall be given the opportunity to purchase shares of Stock in accordance with this Plan from time to time at the discretion of the Board; provided, however, there shall be no more than one Purchase Period in effect at any time.

Section 5.        ADMINISTRATION.

                  Except for the exercise of those powers expressly granted under this Plan to the Board or to the Committee, the Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Director, each Eligible Employee, each Participant, and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Director, Eligible Employee or Participant under this Plan.

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Section 6.        PARTICIPATION.

                  Each person who is an Eligible Director or an Eligible Employee on the first day of an Offering Period shall be a Participant in this Plan for the related Purchase Period if he or she properly completes in writing and files a Purchase Notice with the Plan Administrator on or before the last day of such Purchase Period and meets all other requirements to purchase shares of Stock, and he or she remains an Eligible Employee or Eligible Director, as applicable, through payment for the Shares in accordance with the procedures established by the Plan Administrator. A Purchase Notice may require an Eligible Employee to provide such information and to agree to take such action as the Plan Administrator in its discretion deems necessary or appropriate in light of the purpose of the Plan or for the orderly administration of this Plan including, without limitation, the agreement of a Participant to be bound by the terms of agreements such as the Voting Trust Agreement, the Stockholders Agreement, a Buyback Agreement and other agreements related to the Participant's ownership of Stock.

Section 7.        LEVEL OF PURCHASES UNDER PLAN.

                  7.1 General Rule. Subject to the provisions 7.1 and 7.2 below, each person who is a Participant for a Purchase Period shall be entitled to purchase the number of shares of Stock that such Participant elects to purchase in accordance with the requirements established by the Plan Administrator.

                  7.2 Special Stock Purchase Requirements. The Committee may establish requirements for the purchase of Stock pursuant to this Plan, including, without limitation, minimum and maximum Stock purchases per Participant and requirements related to the type of Stock and proportions of purchase of Common Stock and Preferred Stock.

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                  7.3 Available Shares of Stock. If the number of shares of
Stock established by the Board as available for purchase at the end of any Purchase Period is insufficient to cover the number of shares that Participants elect to purchase pursuant to valid Purchase Notices, then each Participant's option to purchase shares of Stock for such Purchase Period shall be reduced as of the last day of such Purchase Period to equal the number of shares of Stock (rounded down to the nearest whole number) that the Plan Administrator shall determine by multiplying the number of shares of Stock available for purchase as of such date by a fraction, the numerator of which shall be the number of shares of Stock which such Participant has elected to purchase in his or her Purchase Notice and the denominator of which shall be the total number of shares of Stock which all Participants have elected to purchase by Purchase Notices pursuant to the provisions of this Plan.

Section 8.        PAYMENT.

                  8.1 Payment. A Participant may not make any contribution to his or her Account except through payments made pursuant to the procedures established by the Plan Administrator. Full payment for Stock purchased under the Plan shall be made by a Participant in an aggregate amount equal to the Purchase Price times the number of shares of Stock that such Participant elects to purchase pursuant to the procedures established by the Plan Administrator. The Company shall have no obligation to accept payment for Stock past the last day of the Purchase Period.

                  8.2 Account Credits and General Assets. All payments made by a Participant under this Plan shall be held by the Company or such Participant's Participating Employer, as agent for the Company. All such payments shall be held as part of the general assets of the Company and shall not be held in trust or otherwise segregated from the Company's general assets. No interest

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shall be paid or accrued on any such contributions. Each Participant's right to the payments credited to his or her Account shall be that of a general and unsecured creditor of the Company.

                  8.3 Automatic Refunds. Any balance credited to the Account of an Eligible Director automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever prior to the Purchase Date with respect to his or her purchase of Stock under this Plan, and any balance credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an employee of a Participating Employer terminates for any reason whatsoever prior to the Purchase Date with respect to his or her purchase of Stock under this Plan. Such refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination. A person's status as a Participant under this Plan shall terminate at the same time as his or her status as an Eligible Director or Eligible Employee terminates.

                  8.4 Refunds on Purchase Notice Revocation. If a Participant revokes a Purchase Notice prior to the end of a Purchase Period, or to the extent permitted by the Administrator prior to the Purchase Date, the balance credited to such Participant's Account, if any, with respect to such revoked Purchase Notice shall be refunded in full (without interest) as soon as practicable after the Plan Administrator receives such revocation.

Section 9.        DELIVERY OF STOCK CERTIFICATES OR VOTING TRUST CERTIFICATES.

                  A stock certificate representing any shares of Stock purchased under this Plan, or at such times as a Voting Trust Agreement is in effect with respect to the Stock, a Voting Trust Certificate with respect to the shares of Stock purchased under this Plan, shall be delivered to a Participant registered in his or her name. No Participant (or any person who makes a claim through

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a Participant) shall have any interest in any shares of Stock until the certificate or certificates for such shares of Stock, or Voting Trust Certificates with respect to such shares of Stock, respectively has been delivered to such person. The rights of a Participant in the shares of Stock shall be subject to the terms of all agreements required to be executed by Participant pursuant to the requirements established by the Administration for purchases of Stock.

Section 10.       DESIGNATION OF BENEFICIARY.

                  A Participant may designate on his or her Purchase Notice a Beneficiary who shall receive the Stock, if any, purchased by the Participant under this Plan if the Participant dies after a Purchase Date but before the delivery of the certificate representing such shares of Stock or if the Participant dies with a balance credited to his or her Participant's Account, the amount held in such Participant Account. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant, or if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's estate shall be treated as his or her designated Beneficiary for purposes of this Plan.

Section 11.       TRANSFERABILITY.

                  No rights to purchase shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant, and any attempt to do so shall be without effect. A Participant's right, if any, to transfer any interest in this Plan at his or her death shall be determined exclusively under Section 10.

Section 12.       SECURITIES REGISTRATION.

                  If the Company shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable securities laws any shares of Stock purchased under this Plan

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or to qualify any such shares of Stock for an exemption from any such laws, the
Company shall take such action at its own expense before delivery of the certificate representing such shares of Stock.

Section 13.       AMENDMENT OR TERMINATION.

                  This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no amendment shall be retroactive unless the Board in its discretion determines that such amendment is in the best interest of the Company or such amendment is required by applicable law to be retroactive. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, no such termination shall be retroactive unless the Board in its discretion determines that such termination is in the best interest of the Company or that applicable law requires a retroactive termination of this Plan or an offering made under the Plan.

Section 14.       NOTICES.

                  All Purchase Notices and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of such Purchase Notices and communications.

Section 15.       EMPLOYMENT.

                  The right to elect to participate in this Plan shall not constitute an offer of employment or membership on the Board, and no election to participate in this Plan shall constitute an employment agreement for an Eligible Employee or an agreement with respect to Board membership for an Eligible Director. Any such right or election shall have no bearing whatsoever

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on the employment relationship between an Eligible Employee and any other person or on an Eligible Director's status as a member of the Board. Finally, no Eligible Employee shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to employment or continued employment, and no Eligible Director shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to continued membership on the Board.


Section 16.       HEADINGS, REFERENCES AND CONSTRUCTION.

                  The headings to Sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to Sections are to Sections of this Plan. This Plan shall be construed in accordance with the laws of the State of Delaware.

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